UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 12, 2020

Ra Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of principal executive offices, including zip code)

(760) 804-1648

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RMED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As discussed below in Item 5.07, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”) at which the Company’s stockholders approved an amendment to the Company’s 2018 Equity Incentive Plan, as amended (the “Plan”), to increase the number of shares of the Company’s common stock available for issuance under the Plan by 9,000,000. A summary of the material terms of the Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on August 28, 2020. That summary is qualified in its entirety by reference to the text of the Plan, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 4, 2020, the Board of Directors (the “Board”) of Ra Medical Systems, Inc. (the “Company”) appointed Joan Stafslien to the Board as a Class I director with a term expiring at the Company’s 2022 annual meeting of stockholders, or until her successor has been duly elected and qualified. The election of Ms. Stafslien to the Board was reported under Item 5.02 of the Company’s Current Report on Form 8-K filed with the Commission on April 29, 2020. At the time of her election, the Board of Directors had not decided upon which of the Board’s committees Ms. Stafslien would serve.

Effective October 12, 2020, the Company’s Board of Directors appointed Ms. Stafslien to serve on the Audit Committee and the Nominating and Corporate Governance Committee, effective immediately. In connection with these appointments, Ms. Stafslien will receive additional compensation of $14,500 per year, payable quarterly in arrears.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 12, 2020, the Company held the Annual Meeting.  As of August 24, 2020, the record date for the Annual Meeting, 72,468,337 shares of common stock were outstanding and entitled to vote at the Annual Meeting.  At the Annual Meeting, 48,159,663 shares of common stock were present in person or represented by proxy for the proposals summarized below:

1.

Election of Two Class II Directors. The following nominees were re-elected by the holders of our common stock to serve as our Class II directors to hold office until our 2023 annual meeting of stockholders or until their successors have been duly elected and qualified:

Nominee	For	Withheld	Broker Non-Votes
Martin Colombatto	14,139,592	9,024,886	24,995,185
Joan Stafslien	18,065,178	5,099,300	24,995,185
2.

Approval of Amendment to Company’s 2018 Equity Incentive Plan. The amendment to the Company’s 2018 Equity Incentive Plan to increase the number of shares of common stock reserved thereunder by 9,000,000 shares was approved based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,876,831	10,461,260	826,387	24,995,185
4.

Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 was ratified based on the following results of voting:

For	Against	Abstain	Broker Non-Votes
43,209,325	4,298,256	652,082	—

At the time of the Annual Meeting, there were insufficient votes to pass Proposal Number 3, which sought to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a stock split ratio of between 1-for-25 and 1-for-75. In accordance with the authority granted to the chairperson of the Annual Meeting pursuant to the Company’s bylaws, the Annual Meeting was adjourned prior to voting on Proposal Number 3 to allow additional time for voting. As announced during the Annual Meeting, the Annual Meeting will reconvene at 9:00 a.m. Pacific Time on November 2, 2020, 2020. Due to public health concerns arising from the COVID-19 pandemic, the reconvened Annual Meeting will be completely virtual and conducted via live webcast. The Company’s stockholders of record as of the close of business on the original record date for the Annual Meeting, August 24, 2020, can attend the reconvened Annual Meeting by visiting www.proxydocs.com/RMED, where they will be able to listen to the meeting live, submit questions and vote online. During the period of adjournment the Company will continue to accept stockholder votes on Proposal Number 3.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

99.1	Ra Medical Systems, Inc. 2018 Equity Incentive Plan and Forms of Award Agreement thereunder, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RA MEDICAL SYSTEMS, INC.

Date: October 13, 2020	By:	/s/ Daniel Horwood
Daniel Horwood
General Counsel and Secretary